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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of IAC/InterActiveCorp (formerly InterActiveCorp) of our report dated February 9, 2004 with respect to the consolidated financial statements and schedule of InterActiveCorp (presently IAC/InterActiveCorp) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
August 27, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM